CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 21, 2006, relating to the financial statements and financial highlights which appears in the February 28, 2006 Annual Report to Shareholders of JPMorgan Liquid Assets Money Market Fund, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers LLP

New York, NY

March 27, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 12, 2007, relating to the financial statements and financial highlights which appears in the November 30, 2006 Annual Report to Shareholders of The Managers Funds: Managers Money Market Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Experts”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

March 30, 2007